UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to SS.240.14a-11(c) or SS.240.14a-12
HARRINGTON WEST FINANCIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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April 28, 2006
Dear Stockholder,
     You are cordially invited to attend the Annual Meeting of Stockholders of Harrington West Financial Group, Inc. (the “Company”). The meeting will be held at the Spanish Hills Country Club, 999 Crestview Avenue, Camarillo, California, 93010 on Thursday, June 8, 2006 at 5:00 p.m. local time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.
     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.
     Your continued support of and investment in Harrington West Financial Group, Inc. are sincerely appreciated, and we look forward to visiting with you at the Annual Meeting.

Very truly yours,
/s/ Craig J. Cerny
Craig J. Cerny
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1
Report of the Audit Committee
Consideration of Director Nominees
Communications with the Board
Beneficial Ownership of Common Stock
Section 16(a) Beneficial Ownership Reporting Compliance
MANAGEMENT COMPENSATION
Certain Relationships and Related Transactions
Compensation Interlocks and Insider Participation
Report of the Compensation Committee on Executive Compensation
Performance Graph
PROPOSAL NO. 2
STOCKHOLDER PROPOSALS
ANNUAL REPORTS
OTHER MATTERS
APPENDIX A

Harrington West Financial Group, Inc.
610 Alamo Pintado Road
Solvang, California 93463
(805) 688-6644

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 8, 2006

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Harrington West Financial Group, Inc. (the “Company”), will be held at Spanish Hills Country Club, 999 Crestview Avenue, Camarillo, California, 93010 on Thursday, June 8, 2006 at 5:00 p.m. local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:
(1)	To elect three (3) directors for a three (3) year term or until their successors are elected and qualified;

(2)	To ratify the appointment by the Board of Directors of Crowe Chizek and Company, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business which may properly come before the meeting.
     The Board of Directors has fixed April 10, 2006 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Craig J. Cerny
Craig J. Cerny
Chairman of the Board and Chief Executive Officer

Solvang, California
April 28, 2006
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

HARRINGTON WEST FINANCIAL GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
June 8, 2006
     This Proxy Statement is furnished to the holders of common stock, $0.01 par value per share (the “Common Stock”), of Harrington West Financial Group, Inc. (the “Company”). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at Spanish Hills Country Club, 999 Crestview Avenue, Camarillo, California, 93010 on Thursday, June 8, 2006 at 5:00 p.m. local time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about April 28, 2006.
     Your vote is important. Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Stockholders may vote by completing the enclosed proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information forwarded by your broker or other holder of record to see which options are available to you.
     The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.
     The proxy card included herein, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with its instructions. If no contrary instructions are given, each proxy card received will be voted (i) FOR the nominees for director described herein; (ii) FOR ratification of the appointment of Crowe Chizek and Company, LLP as the Company’s independent auditors for fiscal 2006; and (iii) upon the transaction of such other business as may properly come before the Annual Meeting in accordance with the best judgment of the persons appointed as proxies.
     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (mailed to the attention of Secretary, Harrington West Financial Group, Inc., 610 Alamo Pintado Road, Solvang, California 93463); (ii) filing a later dated proxy (using a proxy card); or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.
VOTING
     Only stockholders of record at the close of business on April 10, 2006 (“Voting Record Date”), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 5,442,243 shares of Common Stock outstanding, and the Company has no other class of equity securities outstanding. Each stockholder has one vote per share of Common Stock for which they are the beneficial owner.
     Directors are elected by a plurality of the votes cast with a quorum present. The three persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. Abstentions are considered in determining the presence of a quorum, but will not affect the vote required for the election of directors.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Election of Directors
     The Board of Directors is divided into three classes, each of which contains approximately one-third of the Board. The directors are elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.
     No director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption. Of the nominees, Mr. Phillips and Mr. Ross currently serve as directors of the Company and the Bank, Mr. Hatlestad currently serves as a director of the Bank.
     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

Information With Respect to Nominees for Directors and Continuing Directors
     The following tables present information concerning the nominees for director of the Company and each director whose term continues.
Nominees for Director for Three-Year Term Expiring in 2009

Name	Age(1)	Director Since
Timothy Hatlestad	47	—

William W. Phillips, Jr.	52	2002

William D. Ross	77	1996
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR
DIRECTOR.
Directors Whose Terms Expire in 2007

Name	Age(1)	Director Since
Paul O. Halme	65	2002

Stanley J. Kon	57	1996
Directors Whose Terms Expire in 2008

Name	Age(1)	Director Since
Craig J. Cerny	50	1995

John J. McConnell	60	1996

(1)	As of April 10, 2006
     Information concerning the principal occupation of each nominee for director of the Company and continuing members of the Board of Directors, during the past five years, is set forth below.
     Craig J. Cerny has served as the Company’s Chairman of the Board and Chief Executive Officer since August 1995, when he formed the Company to acquire Los Padres Bank, FSB (the “Bank”). Mr. Cerny has been the Chief Executive Officer of the Bank since October 2001 and the Chairman of the Board of the Bank since May 2002. Mr. Cerny has also served as a director and the Chief Investment Officer of the Bank since April 1996. Until January 2002, Mr. Cerny was the Chief Executive Officer, President and a director of Harrington Financial Group, Inc., Richmond, Indiana (“HFGI”), and Chairman of the Board and Chief Executive Officer and President of HFGI’s subsidiary, Harrington Bank, FSB, positions he held since February 1992. In January 2002, HFGI and Harrington Bank merged with an unaffiliated financial institution after the sale of, among other things, the assets of HFGI’s Shawnee Mission, Kansas operations to the Bank. Prior to holding these positions, Mr. Cerny served as a principal and member of the board of directors of Smith Breeden Associates, Inc. (“Smith Breeden”), an investment management and bank consulting firm with over $30 billion of assets under advisement, which renders consulting and advisory services to the Company. Mr. Cerny was employed at Smith Breeden from April 1985 to December 1996, where he was active in their bank consulting and investment advisory practice. Mr. Cerny remains a stockholder in Smith Breeden.
     William W. Phillips, Jr. is the President and Chief Financial Officer and a director of the Company, and he is the President, Chief Operating Officer, Chief Financial Officer and a director of the Bank. Mr. Phillips has been the Company’s President since 1998 and a director since May 2002. Mr. Phillips became a director of the Bank in 2001. Mr. Phillips has served as the President and Chief Operating Officer of the Bank since 1997. Prior to being the President and Chief Operating Officer of the Bank, Mr. Phillips served as its Senior Vice President and Treasurer. Mr. Phillips has more than 27 years of experience in the banking industry and has served the Bank in progressively responsible capacities since its origination in 1983. Mr. Phillips was reappointed Chief Financial Officer in June 2004.
     Paul O. Halme has served as a director of the Company since May 2002 and as a director of the Bank since 2000. Mr. Halme is an attorney and a partner in the law firm of Halme and Clark in Solvang, California. Mr. Halme was named Man of the Year in 2003 for his support of nonprofit charities in his community. He is a founder and the first President of the Santa Ynez Valley Bar Association. He currently serves as Chair of the Paloheimo Foundation Board which supports specific museums and educational beneficiaries including The Pasadena Museum of History, Pasadena, California, El Rancho De Las Golondrinas, outdoor museum of Spanish Colonial History, Santa Fe, New Mexico, The School of American Research, Santa Fe, New Mexico and The Southwest Museum, Los Angeles, California. Mr. Halme is a Knight First Class Order of the Lion of Finland awarded in recognition of his support of cultural and educational exchange between the country of Finland and the United States.
     Timothy Hatlestad has served as a director of the Bank since 2003, and is nominated as a director for the Company. Mr. Hatlestad is President and CEO of Resource Marketing Group, Inc., owner of RE/MAX Commercial Investment and RE/MAX Achievers, which is a real estate brokerage, property management, development and real estate investment firm with fourteen offices in the Phoenix metropolitan area. The company completed almost 10,000 transactions in 2005 representing more than $2.8 Billion in sales volume. The company is recognized as one of the largest real estate brokerage firms in Arizona as well as the United States. Currently there are more than 600 real estate professionals associated with the firm. Mr. Hatlestad is the 2006 First Vice President of the CCIM Institute, an organization dedicated to advanced commercial investment real estate education; and was the 2005 President of the 48,000+ member Arizona Association of REALTORS®.
     Stanley J. Kon has served as a director of the Company and as a director of the Bank since 1996. Dr. Kon also served as a director of HFGI until January 2002. Dr. Kon is a Senior Vice President, a director and co-head of the Investment Management Group of Smith Breeden. Dr. Kon also serves as Smith Breeden’s Director of Research. Prior to joining Smith Breeden in 1997, Dr. Kon was a Professor of Finance at the University of Michigan since 1982.
     John J. McConnell has served as a director of the Company and as a director of the Bank since 1996. Dr. McConnell also served as a director of HFGI until January 2002. Dr. McConnell is the Emanuel T. Weiler Distinguished Professor of Management (in Finance) at the Krannert School of Management, Purdue University, where he has been a faculty member since 1976. He served on the Board of Directors of the Federal Home Loan Bank of Indianapolis from 1983 to 1986 and has been a consultant for various government agencies, trade associations, law firms, and corporations.
     William D. Ross has served as a director of the Company since 1996 and a director of the Bank since its incorporation in 1982. Mr. Ross served as the Company’s President from 1996 until 1998 and as the Chief Executive Officer of the Bank from 1983 to 1998 and was Chairman of the Bank from 1997 to May 2002. Mr. Ross has spent more than 47 years in the banking business.
Executive Officers Who Are Not Directors
     Set forth below is information concerning executive and senior officers of the Company and the Bank who do not serve on the Board of Directors of the Company. Each executive or senior officer of the Company is appointed by the Board of Directors of the Company and serves until their successor is appointed. No officer set forth below is related to any director or other executive officer of the Company or the Bank by blood, marriage or adoption, with the exception of Susan Weber and Steen Weber, who are related by marriage. There are no arrangements or understandings between a director of the Company or the Bank and any other person pursuant to which such person was appointed an officer.
     Susan C. Weber, age 59, has been with the Bank since 1983. Mrs. Weber has served as the Company’s Senior Vice President and Secretary since 1999. Mrs. Weber has served as Executive Vice President and Chief Lending Officer of the Bank since 1999, and she has been a director of the Bank since 2001. When Mrs. Weber joined the Bank in 1983 as Vice President and Loan Manager, she was instrumental in establishing its loan department. Shortly thereafter, Mrs. Weber was promoted to Vice President and Chief Loan Officer and, in June 1997, she was promoted to Senior Vice President and Chief Loan Officer. Mrs. Weber has more than 31 years experience in the banking industry.
     Mark R. Larrabee, age 48, has been President of the Kansas Region and Chief Commercial Lending Officer of the Bank since November 2001, when the Bank acquired the Kansas operations of Harrington Bank, FSB. In December 2001, Mr. Larrabee was also named a director of the Bank. Mr. Larrabee held similar positions at Harrington Bank, FSB since February 1998. From January 1996 to February 1998, Mr. Larrabee served as Executive Vice President for Country Club Bank, Kansas City, Missouri. Prior to joining Country Club Bank, Mr. Larrabee was Senior Vice President for Bank IV Kansas, National Association, Overland Park, Kansas, from March 1984 to January 1996.
     Vernon H. Hansen, age 53, joined the Bank in July 2002 as President of its newly formed Arizona Region. Mr. Hansen has several years of experience in the Phoenix, Arizona metropolitan market, and a 31 year background in commercial and community banking, including duties as President, Branch Manager, Chief Credit Officer and Lending Officer. Prior to joining the Bank, Mr. Hansen served as Executive Vice President — Chief Lending Officer for Bank of the Southwest in Tempe, Arizona from May 2001 to July 2002, and Vice President — Chief Credit Officer for Matrix Capital Bank in Phoenix and Denver from January 1997 to May 2001. Mr. Hansen was also employed by the Federal Deposit Insurance Corporation as a bank examiner earlier in his career.
     Kerril K. Steele, age 50, joined Los Padres Bank in February 2004 as Vice President, Corporate Controller and was promoted to Senior Vice President, Principal Accounting Officer in December 2004. Ms. Steele is a certified public accountant and was formerly Director of Corporate Accounting for World Minerals, Inc., a subsidiary of a Fortune 500 Company. Ms. Steele received her public training with KPMG, LLP with a focus on audit and taxation of financial institutions.
     Michele K. Morrison, age 46, has been with the Bank since its inception in 1983. Ms. Morrison has served as Senior Vice President and Chief Savings Officer of the Bank since 1999. Prior to 1999, she has held several positions within Savings Administration for the Bank. Ms. Morrison has more than 25 years experience in the banking industry.

     Steven J. Berg, age 55, has served as the Company’s Corporate Counsel and as Senior Vice President and Compliance Officer of the Bank since October 1996. At the time Mr. Berg joined the Bank, Mr. Berg was in private law practice in Santa Barbara and Goleta, California, where he focused on banking and creditors rights law. Prior to that, Mr. Berg served in various legal positions, including general counsel with Santa Barbara Federal Savings & Loan Association. Mr. Berg entered private law practice in 1976.
     R. Sue Holland, age 54, currently serves as Senior Vice President, Loan Service Manager. Mrs. Holland joined the Bank’s lending department in 1985, and was promoted to Loan Service Manager of the Bank in 1986. Prior to joining Los Padres Bank, Mrs. Holland was employed for nine years at Santa Barbara Federal Savings & Loan Association in various positions within the accounting, loan processing and operations departments.
     Steen Weber, age 44, has been with the Bank since 1986, currently serving as Senior Vice President and Credit Risk Manager since 2001. Prior to 2001, Mr. Weber held several positions within the Loan Department for the Bank and as a Vice President and Business Development Officer for Harrington Wealth Management Company, a wholly owned subsidiary of the Bank.
     Kim D. Chambers, age 38, serves as Senior Vice President and Mortgage Lending Manager. Since joining the Bank in 1997, Mrs. Chambers has served in various capacities including several managerial positions. Mrs. Chambers was previously employed with Chase Manhattan Mortgage as an underwriter and processing/funding supervisor.
Board of Directors Meetings
     Regular meetings and special meetings of the Board of Directors of the Company are held as necessary to adequately conduct the Company’s business. During the year ended December 31, 2005, the Board of Directors met eight times. Pursuant to applicable Nasdaq National Market requirements, the Board of Directors has made an affirmative determination that the following members of the Board of Directors are “independent” within the meaning of such rule: Paul O. Halme, Stanley J. Kon, John J. McConnell and William D. Ross. As such, and pursuant to applicable Nasdaq National Market requirements, a majority of the members of the Board of Directors are “independent” as so defined. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he served in 2005. Directors are encouraged to attend annual meetings of stockholders of the Company. All directors attended the Company’s prior annual meeting of stockholders. In addition, the Board has determined that Timothy Hatlestad, a nominee for director of the Company, is independent.
Director Compensation
     The Company’s non-employee directors received an annual fee of $15,000 for attending Board of Directors and committee meetings during 2005. Non-employee directors of the Bank received an annual fee of $27,500 for attending Board of Director and committee meetings of the Bank during 2005.
     In addition, each of the Company’s directors is eligible to receive option grants under the terms of the 2005 Equity Based Compensation Plan.
Committees of the Board of Directors
     General. The Company’s Board of Directors has an Audit Committee, a Nominating/Corporate Governance Committee and a Compensation Committee, each of which is described below. These Committees are and will continue to be comprised entirely of independent directors, as defined by the listing standards of the Nasdaq National Market, the Sarbanes-Oxley Act of 2002, and the Securities and Exchange Commission (“SEC”). The members of the Company’s Audit Committee are Messrs. Ross, Halme and McConnell. The members of the Compensation Committee are Messrs. Ross, Halme, Kon and McConnell. The members of the Nominating/Corporate Governance Committee are Messers. McConnell, Halme, Kon and Ross. In addition, the Company’s Board of Directors has determined that the Audit Committee has an “audit committee financial expert” as defined in regulations issued by the SEC. The Company’s “audit committee financial expert” is John J. McConnell. The Audit Committee met four times in 2005, and the Compensation Committee did not meet in 2005 but met in January 2006.
     Audit Committee. The Company’s Audit Committee oversees the Company’s auditing, accounting, financial reporting and internal control functions and selects, engages and compensates the Company’s independent accountants. In addition, the Audit Committee monitors the quality of the Company’s critical accounting principles and financial reporting. The Audit Committee also evaluates the independence of the Company’s independent accountants and will approve in advance any permissible non-audit services provided to the Company by the independent accountants. Accordingly, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, who must report directly to the Audit Committee. In discharging its duties, the Audit Committee:
•	meets independently with the Company’s compliance staff, contracted internal auditors, the Company’s independent accountants and the Company’s senior management;

•	reviews the general scope of the Company’s accounting, financial reporting, annual audit and internal audit program, matters relating to internal control systems as well as the results of the annual audit;

•	receives, retains and evaluates complaints by the Company’s employees with respect to the Company’s accounting, internal accounting controls and auditing matters; and

•	resolves all disagreements between the Company’s management and the Company’s independent accountants.
     The Company’s Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter was filed as an appendix to 2003’s proxy statement. The Audit Committee report for 2005 is included at page 9 of this Proxy Statement.
     Nominating/Corporate Governance Committee. In May 2004, the Board of Directors of the Company established a nominating/corporate governance committee (the “Nominating Committee”) comprised of independent directors and adopted a written charter for such nominating committee in the same month. This committee’s charter is not available on the Company’s website, but a copy is attached to this proxy statement as Appendix A. Pursuant to such charter, the Nominating Committee will:
•	identify individuals believed to be qualified to become Board members, consistent with criteria approved by the Board, and recommend to the Board the nominees to stand for election as directors at the annual meeting of shareholders;

•	identify Board members qualified to fill vacancies on any committee of the Board and recommend that the Board appoint the identified member or members to the respective committee;

•	conduct an annual evaluation of the performance of the Board and report conclusions to the Board; and

•	develop and recommend to the Board a set of corporate governance principles applicable to Harrington West Financial Group and review those principles at least once a year.
     Compensation Committee. The Company’s Compensation Committee determines, approves and reports to the Board of Directors on all elements of compensation for the Company’s elected officers including targeted total cash compensation and long-term equity based incentives. The Report of the Compensation Committee on Executive Compensation is included at page 15 of this Proxy Statement. See “Report of the Compensation Committee on Executive Compensation.”
     Bank Committees. In addition, the Bank has the following committees: an Asset/Liability Management Committee, an Audit Committee, a Compensation Committee, a Community Reinvestment Act Committee, an Executive Committee, an Internal Asset Review Oversight Committee, and a Loan Oversight Committee.

Report of the Audit Committee
     The following “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
“March 24, 2006
To the Board of Directors of Harrington West Financial Group, Inc.:
We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2005.
We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.
Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
William D. Ross
Paul O. Halme
John J. McConnell”
Consideration of Director Nominees
     Stockholder Nominees. The policy of the Nominating Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board. The Company’s Bylaws govern nominations for election to the Board of Directors and provide that nominations for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder eligible to vote at an annual meeting of stockholders who has complied with specified notice requirements. Written notice of a stockholder nomination along with certain information required by the Bylaws must be delivered or mailed to the Company’s principal executive offices not later than ninety (90) days before the anniversary date of the mailing of the Company’s proxy materials in connection with the immediately preceding annual meeting of stockholders. Nominations not made in accordance with the Company’s Bylaws may be disregarded. The Company did not receive any such nominations from stockholders in connection with the Annual Meeting.
     Director Qualifications. In evaluating nominations for director, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board. Members of the Board should have the highest professional and personal ethics and values, consistent with the values of the Company. Nominees should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all stockholders.
     Identifying and Evaluating Nominees for Directors. The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating Committee assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director. The Nominating Committee expects that candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, stockholders or other persons. These candidates will be evaluated at meetings of the Nominating Committee, and may be considered at any point during the year. As described above, the Nominating Committee will consider properly submitted stockholder nominations for candidates for the Board. The Nominating Committee expects that following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating Committee at a meeting. The Nominating Committee also may review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Nominating Committee will seek to achieve a balance of knowledge, experience and capability on the Board. All nominees for the 2006 Annual Meeting were recommended by management and the Board.
Communications with the Board
     Stockholders may communicate with the Board of Directors by sending a letter to the Company’s Board of Directors, c/o Corporate Secretary, Harrington West Financial Group, Inc., 610 Alamo Pintado Road, Solvang, California 93463. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit stockholder correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

Beneficial Ownership of Common Stock
     The following table sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) certain directors and executive officers of the Company, and (iii) all directors and executive officers of the Company as a group.

	Amount and Nature
Name of Beneficial	of Beneficial		Percent of
Owner or Number of	Ownership as of		Common
Persons in Group	the Voting Record Date		Stock
Directors and executive officers:
Craig J. Cerny	674,312	(1)	12.4%
William W. Phillips, Jr.	153,832	(2)	2.8%
William D. Ross	151,398	(3)	2.8%
John J. McConnell	96,461	(4)	1.8%
Susan C. Weber	88,008	(5)	1.6%
Stanley J. Kon	68,360	(6)	1.3%
Paul O. Halme	32,850	(7)	0.6%
Timothy Hatlestad (nominee for Director)	9,430	(8)	0.2%
All directors and executive officers as a group (16 persons)	1,377,753	(9)	25.32%
Institutional Investors	As of 12/31/05
The Banc Funds Co. LLC	429,349	(10)	7.99	%(10)
Babson Capital Management LLC	275,029	(11)	5.12	%(11)

(1)	Includes 89,400 shares held by the Rhonda Cerny Trust, Mr. Cerny’s wife, 14,058 shares held by Harrington Wealth Management as agent for the Cerny Family Trust, and 94,350 shares underlying stock options exercisable within 60 days of the voting record date.

(2)	Includes 75,632 shares held by the Phillips Family Trust and 78,200 shares underlying stock options exercisable within 60 days of the voting record date.

(3)	Includes 6,700 shares held by Marie Steiner Ross, Mr. Ross’s wife, and 46,400 shares underlying stock options exercisable within 60 days of the voting record date.

(4)	Includes 39,240 shares underlying stock options exercisable within 60 days of the voting record date.

(5)	Includes 8,107 shares held by the Weber Family Trust and 49,550 shares underlying stock options exercisable within 60 days of the voting record date.

(6)	Includes an aggregate of 2,700 shares held by Dr. Kon’s children and 15,840 shares underlying stock options exercisable within 60 days of the voting record date.

(7)	Includes 13,050 shares underlying stock options exercisable within 60 days of the voting record date.

(8)	Includes 2,650 shares underlying stock options exercisable within 60 days of the voting record date.

(9)	Includes 403,900 shares underlying stock options exercisable within 60 days of the voting record date held by directors and executive officers.

(10)	The Banc Funds Co. LLC ownership is reported as of December 31, 2005 in their Form 13G and is based on 5,384,843 shares issued and outstanding.

(11)	Babson Capital Management LLC ownership is reported as of December 31, 2005 in their Form 13G and is based on 5,384,843 issued and outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than 10% of the Company’s capital stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act. The Company knows of no person who owns 10% or more of the Company’s capital stock, other than Craig J. Cerny, the Company’s Chairman of the Board and Chief Executive Officer. See “Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management.”
     Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, fiscal 2005, the Company’s officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Exchange Act, except for a Form 4 filed on September 12, 2005, by Craig Cerny regarding a purchase of 230 shares of Company common stock on September 6, 2005, a gift of 3,500 shares of Company common stock by William Ross that was reported on his Form 5 for the year 2005 rather than on a Form 4, and the purchase of 1,700 shares of Company common stock on February 9, 2005, by the wife of Mr. Ross that was reported on a Form 4 filed February 16, 2005.

MANAGEMENT COMPENSATION
Executive Compensation
     The following table sets forth salaries and bonuses paid during the last three years to the Bank’s Chief Executive Officer and the Bank’s four other most highly compensated executive officers whose total annual salary and bonus exceeds $100,000. The individuals included in this table are referred to as the “named executive officers.” The named executive officers do not receive any separate compensation from the Company.

					Long-Term
				Other Annual	Compensation
		Annual Compensation		Compensation (1)	Awards
					Securities
					Underlying	All Other
Name and Principal Position	Year	Base Salary	Bonus		Options (2)(3)	Compensation (4)
Craig J. Cerny	2005	$360,000	$225,000	$726,590		$47,600
Chairman and Chief Executive	2004	325,000	$210,000		27,000	14,350
Officer of the Company and Bank	2003	325,002	225,000		—	14,000

William W. Phillips, Jr.	2005	185,000	120,000			12,600
President and Chief Financial Officer of the	2004	175,000	115,000		8,600	14,350
Company and the Bank, and Chief Operating	2003	170,000	110,000		9,000	14,000
Officer of the bank

Susan C. Weber	2005	150,000	75,000			12,600
Senior Vice President of the Company and	2004	142,000	70,000		9,800	14,350
Executive Vice President of the Bank	2003	135,000	65,000		6,000	12,743

Mark R. Larrabee	2005	170,000	80,000			12,600
President of the Kansas Region and	2004	165,000	75,000		9,800	14,350
Chief Commercial Loan Officer	2003	160,002	65,000		5,400	14,000

Vernon H. Hansen	2005	120,000	35,000			9,300
President of the Arizona Region	2004	110,000	35,000		8,800	9,450
	2003	101,002	25,000		2,400	5,783

(1)	No executive officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of each such officer’s total annual salary and bonus. Amounts shown reflect the “value realized” upon exercise of options as reflected in the table on page 14.

(2)	For fiscal 2003, the Board of Directors agreed that in lieu of granting options to Mr. Cerny, the Board would extend the expiration date on 50,944 options to purchase shares of common stock currently held by Mr. Cerny by two years, or until June 30, 2005.

(3)	In fiscal 2004 the Plan Administrators Committee met twice, January 6, 2004 and December 15, 2004 to discuss options for all employees. The December 16, 2004 grants were to cover the 2005 award period. There were no additional grants made with respect to the named executives during 2005.

(4)	For fiscal 2005, includes 401(k) discretionary contributions made by the Bank of $6,300 for Mr. Cerny, $6,300 for Mr. Phillips, $6,300 for Mrs. Weber, $6,300 for Mr. Larrabee, and $4,650 for Mr. Hansen and 401(k) matching contributions made by the Bank of $6,300 for Mr. Cerny, $6,300 for Mr. Phillips, $6,300 for Mrs. Weber, $6,300 for Mr. Larrabee, and $4,650 for Mr. Hansen. Mr. Cerny’s total also reflects moving expenses of approximately $35,000 in year 2005.

     Management has concluded that the amount of any personal benefits to any executive officer is less than the lesser of $50,000 per person or ten percent (10%) of the compensation reported under “Base Salary” for each such person.
     The following table provides information with respect to the exercise of stock options during 2005 by the Company’s named executive officers and the value of unexercised options at December 31, 2005.

			Number of Unexercised Options		Value of Unexercised In-the-Money
			at 12/31/05		Options at 12/31/05 (1)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Craig J. Cerny	61,944	$726,590	92,350	11,250	$908,799	$46,108
William W. Phillips, Jr.	—	—	84,600	9,000	841,044	56,214
Susan C. Weber	—	—	53,250	7,950	524,904	44,054
Mark R. Larrabee	—	—	8,250	7,950	38,096	22,138
Vernon H. Hansen	—	—	5,100	5,700	21,896	11,388

(1)	Value of unexercised “in-the-money” options is the difference between the fair market value of the securities underlying the options and the exercise or base price of the options as of December 31, 2005.
     In fiscal 2004, the Plan Administrators Committee met twice, January 6, 2004 and December 15, 2004 to discuss options for all employees. The December 16, 2004 grants were to cover the 2005 award period. There were no additional grants made with respect to the named executives during 2005.
Certain Relationships and Related Transactions
     Except as described below, during 2005, the Company has not been a party to any transaction or series of transactions in which the amount involved exceeds $60,000 and in which any director, executive officer, or holder of more than 5% of the Company’s Common Stock had or will have a direct or indirect material interest.
     Under applicable federal law, the Bank can make loans or extensions of credit to its and the Company’s executive officers and directors only if the loans and extensions of credit are made on substantially the same terms, including interest rates and collateral, as the Bank then makes available for comparable transactions with the general public, unless the loans are made pursuant to a benefit or compensation program that (i) the Company makes widely available to its employees and (ii) does not give preference over other employees to any director, executive officer or principal stockholder or certain affiliates. Also, if the Bank makes a loan or extends credit to any of its or the Company’s executive officers or directors, the transaction must not involve more than the normal risk of repayment or present other unfavorable features. In early 2002, the Company adopted a mortgage loan program for the benefit of all of the employees and directors of the Company and Bank and their subsidiaries. Under this program, the Company offers its employees and directors mortgage loans on its customary terms, provided that during the period they are employed by or a director of the Company or the Bank the interest rate on the mortgage loan will be equal to 3-month LIBOR plus 200 basis points with a cap which equals the fixed rate available for unaffiliated parties at the time of origination.
     The following table sets forth certain information relating to such preferential loans to executive officers and directors which were outstanding at December 31, 2005.

		Largest Amount of
		Indebtedness between
	Loan Origination	January 1, 2004 and	Balance as of
Name	Date	December 31, 2005	December 31, 2005
Craig J. Cerny	09/27/2002	$923,706	$907,874
Paul Halme	03/20/2002	538,762	529,935
John McConnell	02/19/2003	302,506	297,345
Susan Weber	01/24/2002	330,900	324,842
Mark Larrabee	05/28/2002	150,552	141,552
Steven Berg	10/17/2002	333,510	0
Sue Holland	03/15/1989	99,098	94,169
Michele Morrison	03/25/2002	234,506	218,150
     In addition to the loans noted in the table above, the Bank has had, and expects in the future to have banking transactions in the ordinary course of its business with certain of the Bank’s directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling stockholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2005 such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of the Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and other federal laws and regulations.
     As of December 31, 2005, loans to directors and officers in excess of $60,000 aggregated $4.9 million or 8.27% of the Company’s consolidated stockholders’ equity as of such date, including the loans to the directors and executive officers described above. All loans set forth in the table above were made by the Bank in accordance with the policy and program described in the preceding paragraphs.
     In September 2005 the Bank entered into a Portfolio Advisory and Rate Risk Analysis Agreement with Smith Breeden, which was filed as an attachment to an 8-K filing dated September 27, 2005. Under the terms of the agreement, the Bank appointed Smith Breeden as investment advisor with respect to the management of the Bank’s portfolio of investments and its asset and liability management strategies. Specifically, Smith Breeden advises and consults with the Bank with respect to its investment activities, including the acquisition of mortgage-backed securities, the use of repurchase agreement transactions in funding and the acquisition of certain hedging instruments to reduce the interest rate risk of the Bank’s balance sheet. Smith Breeden received fees of $425,098 from the Company during 2005 under the Agreement and a prior Investment and Interest Rate Advisory Agreement. Stanley Kon, a director of the Company, is a principal and director at Smith Breeden. Additionally, Mr. Cerny, the Company’s Chairman of the Board and Chief Executive Officer and Dr. Kon are minority stockholders in Smith Breeden.
     During 2005, the Bank paid $161,787 in rent for its Scottsdale/Mirage branch office to Mirage Crossings, LLC, of which Resource Marketing Group, Inc. holds approximately a 12% ownership interest. In turn, Resource Marketing Group, Inc. is a wholly-owned company of Timothy Hatlestad, a nominee for election as a director of the Company. Additionally, in 2005, Resource Marketing Group, Inc. (dba RE/MAX Commercial Investment) received commissions for acting as a broker for the Bank in connection with certain leasing transactions. The amount of such fees did not exceed $60,000.

Compensation Interlocks and Insider Participation
     The Company’s Board of Directors’ Compensation Committee currently consists of Messrs. Ross, Halme, Kon and McConnell, all of whom are independent directors. During the year ended December 31, 2005, no member of the Board of Directors or of its Compensation Committee served as a member of the board of directors or compensation committee of an entity that had one or more executive officers serving as members of the Company’s Board of Directors or its Compensation Committee.
     None of the members of the Compensation Committee during fiscal year ended December 31, 2005 served as an officer or employee of the Company or the Bank, and except as described below, none of the members of the Compensation Committee has served as one of the Company’s officers, or as an officer of the Bank, or had a relationship with the Company or the Bank requiring disclosure under the securities laws. John McConnell had an outstanding mortgage loan of $297,345 with the Bank as of December 31, 2005. Paul Halme had an outstanding mortgage loan of $529,935 as of December 31, 2005. William D. Ross served as a senior executive officer of the Company and the Bank until 1998.

Report of the Compensation Committee on Executive Compensation
     The following “Report of the Compensation Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
     “The purpose of the Compensation Committee is to compensate qualified, competent management; motivating executives to achieve a range of performance goals consistent with a business plan approved by the Board of Directors of the Company; and insuring that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards, management performance and stockholders’ interest.
     The Compensation Committee considered the following criteria in recommending to the Board the compensation of the Chief Executive Officer as well as the approval of compensation of other executive officers of the Company and its subsidiaries:
1.	The overall financial, market and competitive performance of the Company and its subsidiaries during the fiscal year under consideration after adjusting for economic conditions occurring during the year.

2.	The level of and/or increases in earnings and return on equity without encouraging short-term profitability through unreasonable risk-taking or a deterioration of long-term asset quality.

3.	Consideration of individual as well as combined measures of progress of the Company and its subsidiaries including the quality of the loan portfolio, the level of the changes in capital ratios, the overall growth of the Bank, the improvement in market share and franchise value, the improvement in share value measures, the level and improvement in earnings per share, the level of non-performing loans and real estate owned, efficiency ratio levels as compared to peer groups, the implementation and execution of strategic plans and other objectives as may be established by the Board of Directors of the Company.

4.	The individual commitment of the Chief Executive Officer relative to overall management efficiency, inspirational leadership, professional involvement, civic activities, business development, and the maintenance of corporate stature enhancing the image of the Company and its subsidiaries in their market place.

5.	The compensation and benefit levels of comparable positions to peer group institutions within the financial services industry, and similar asset and operating characteristics with a concentration on those institutions operating in the Company’s market.
     The compensation arrangements and recommendations of the Compensation Committee include a base salary and a bonus component if the Executive’s performance is judged to warrant such a bonus.
     The base compensation of Craig J. Cerny, the Chief Executive Officer of the Company and the Bank, was established at $325,000 on January 1, 2002 and remained at that level until December 31, 2004, after which it was increased to $360,000. Mr. Cerny’s compensation level, determined consistent with the before mentioned criteria, was based on an examination of peer group comparisons relative to salary and bonus compensation for chief executive officers. Mr. Cerny’s performance is measured by the profit, capital position, asset quality, franchise value development, results of the investment activities, strategy execution, and efficiency of the Company and the Bank, as well as the other measures of executive compensation so noted in determining his specific compensation. Mr. Cerny was awarded a bonus of $225,000 for his service during 2005, paid in January 2006, based on his overall performance as well as other activities which ensued during the course of the year.
     With respect to the other executive officers of the Company and its subsidiaries, the Compensation Committee considered salary and bonus recommendations prepared by the President and the Chief Executive Officer to establish 2005 compensation. The salary adjustment recommendation and bonus was based on the Company’s overall performance in the past year as well as an analysis of competitive compensation levels necessary to maintain and attract quality personnel.
     Following extensive review and approval by the Compensation Committee, all issues pertaining to executive compensation were submitted to the full Board of Directors for their approval. Mr. Cerny does not participate in the review of his compensation.

COMPENSATION COMMITTEE

William D. Ross
Paul O. Halme
Stanley J. Kon
John J. McConnell”

Performance Graph
     The following stock performance graph compares the performance of the Company’s common stock with that of the Nasdaq Composite Index (U.S. companies) and the Nasdaq Bank Index. The comparison of the cumulative total return to stockholders for each of the periods assumes that $100 was invested on November 12, 2002 (the date the Company’s common stock first began trading on the Nasdaq National Market), in the Company’s common stock, and in the other indices referenced above. The cumulative returns include the payment of dividends by the Company. The stock price performance on the graph below is not necessarily indicative of future price performance. This graph is not deemed filed with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
HWFG vs indexes

	11/12	12/31	06/30	12/31	06/30	12/31	06/30	12/31
	2002	2002	2003	2003	2004	2004	2005	2005
HWFG	$100.00	102.75	113.80	153.79	192.00	206.58	183.01	198.79
NASDAQ Bank Index	100.00	101.25	111.55	131.56	132.05	146.02	152.42	163.41
NASDAQ Composite Index	100.00	98.96	120.25	148.45	151.74	161.20	126.46	141.60

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF AUDITORS
     The Company is asking its stockholders to ratify the appointment of Crowe Chizek and Company, LLP (“Crowe Chizek”), as the Company’s independent accountants for 2006.
     On April 5, 2006, as approved by the Audit Committee and Board, the Company appointed the accounting firm of Crowe Chizek as its independent accountants for the first quarter of 2006 and for the year 2006. As such, the Company did not re-engage Deloitte & Touche LLP as its external auditor for 2006.
     Effective April 5, 2006, the Company determined to not re-engage Deloitte & Touche LLP. Deloitte & Touche LLP’s report on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to not re-engage Deloitte & Touche LLP was recommended and approved by the Audit Committee. During the two most recent fiscal years and through April 5, 2006, there were no disagreements with Deloitte & Touche LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years and through April 5, 2006, there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.
     As stated above, Crowe Chizek was appointed on April 5, 2006, as the Company’s independent public accountants. During the two most recent fiscal years, and the interim period from January 1, 2006 through April 5, 2006, the Company did not consult with Crowe Chizek regarding the following items:
•	the application of accounting principles to any specified completed or proposed transaction,

•	the type of audit opinion that might be rendered on Harrington West Financial Group’s consolidated financial statements,

•	any of the matters or reportable events as set forth in Item 304(a)(1)(iv) and (v) of SEC Regulation S-K.
     The company does not expect representatives from either Deloitte & Touche LLP or Crowe Chizek to attend the annual meeting

     The following table presents fees billed for professional audit and tax services rendered by Deloitte & Touche, LLP for 2005 and 2004. Deloitte & Touche, LLP rendered services for the audit of the Company’s consolidated financial statements and its subsidiaries and tax services for the Company and its subsidiaries and is summarized in the table below.

	2005	2004
Audit fees	$169,000	$141,960
Audit related fees	—	—
Tax fees (1)	82,398	52,946
All other fees	134,670	38,000

Total fees	$386,068	$232,906

(1)	Tax fees consisted of tax return preparation, tax planning and services related to California Franchise Tax Audit.
     The Audit Committee has concluded that the provision of non-audit services provided by Deloitte & Touche LLP to the Company in 2005 were not incompatible with maintaining the independence of Deloitte & Touche LLP in their capacity as the Company’s auditor.
     The Company has been advised by Deloitte & Touche LLP that neither the firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients.
     The Audit Committee has adopted a policy that requires advance approval of any non-audit service, including tax services, that its registered public accounting firm renders, unless such prior approval may be waived because of permitted exceptions under the Sarbanes-Oxley Act of 2002.
     The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Crowe Chizek as independent auditors for the fiscal year ending December 31, 2006.
STOCKHOLDER PROPOSALS
     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held in June 2007, must be received at the principal executive offices of the Company, 610 Alamo Pintado Road, Solvang, California 93463, Attention: Lisa Watkins, Secretary, no later than January 30, 2007.
     Stockholder proposals which are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.14. of the Company’s Bylaws, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the mailing of the proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. No such proposals were received for the Annual Meeting. Such stockholder’s notice is required to set forth certain information specified in the Company’s Bylaws. To be timely with respect to the next annual meeting to be held in June, 2007, a stockholder’s notice must be received by the Secretary of the Company no later than January 30, 2007.
ANNUAL REPORTS
     A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 accompanies this Proxy Statement. The Form 10-K is not part of the proxy solicitation materials.
OTHER MATTERS
     Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the meeting other than those which are described in this Proxy Statement, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.
     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company’s Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

By Order of the Board of Directors

/s/ Craig J. Cerny

Craig J. Cerny
Chairman of the Board and
Chief Executive Officer

APPENDIX A
HARRINGTON WEST FINANCIAL GROUP, INC.
Nominating/Corporate Governance
Committee Charter
     This Charter sets forth the authority and duties of the Nominating/Corporate Governance Committee (the Committee”) of the Board of Directors (the “Board”) of Harrington West Financial Group, Inc. (the “Company”). This Charter will be published on the Company’s Website, will be available in written form upon request, and referenced in the Company’s Annual Report on Form 10-K.
          Committee Membership, Structure and Operations
     Except as provided below, the Committee shall consist solely of “independent directors,” i.e., those directors who neither are officers or employees of the Company or its subsidiaries nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise “independent” for purposes of the Nasdaq listing standards.
     Committee members will serve at the pleasure of the Board and may be removed by the Board in its discretion at any time. The Board shall designate one member of the Committee as Chairman. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings. Meetings of the Committee may be conducted by telephonic means so long as such arrangements are consistent with the Delaware Corporations Laws.
     In the event of a tie vote on any issue, the Chairman’s vote shall decide the issue. The Committee shall meet at least twice a year, and perhaps more frequently, in conjunction with regularly scheduled meetings of the Board at regularly scheduled times and places determined by the Chairman, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its Chairman.
     If the Committee is comprised of at least three members, one director who is not independent and is not a current officer or employee of the Company, or a spouse, parent, child or sibling, whether by blood, marriage or adoption, of a person who has the same residence as, any current officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its shareholders, and the Board discloses, in the next annual meeting proxy statement (or Form 10-K if no proxy statement is filed) subsequent to such determination, the nature of the relationship, and the reasons for the determination. Any such member appointed to the Committee may only serve for up to two years and may not serve as Chairman of the Committee.

          Resources and Authority of the Committee
          The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to consultants or search firms, if any, used to identify director candidates, this authority shall be vested solely in the Committee.
     Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.
          Committee Purpose and Responsibilities
     Subject to the Company’s Corporate Governance Guidelines, the Committee shall have the purpose and responsibilities to:
1.	Make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board or any committee thereof.
2.	Identify individuals believed to be qualified to become Board members, consistent with criteria approved by the Board, and recommend to the Board the nominees to stand for election as directors at the annual meeting of shareholders or, if applicable, at a special meeting of shareholders. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommended to the Board an individual to fill such vacancy either through appointment by the Board or through election by shareholders. In selecting or recommending candidates, whether an incumbent, a replacement or an additional director, the Committee shall take into consideration the criteria approved by the Board, and such other factors as it deems appropriate.
3.	Develop and recommend to the Board standards to be applied in making determinations as to the absence of material relationships between the Company and directors.
4.	In the case of a director nominee to fill a Board vacancy created by an increase in the size of the Board, make a recommendation to the Board as to the class of directors in which the individual should serve.
5.	Identify Board members qualified to fill vacancies on any committee of the Board (including the Committee) and to recommend that the Board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Committee shall take into consideration the criteria approved by the Board, which are set forth in the Company’s Corporate Governance Guidelines, and the factors set forth in the charter of that committee, if any, as well as any other factors it deems appropriate, including without limitation the consistency of the candidate’s experience with the goals of the committee and the interplay of the candidate’s experience with the experience of other committee members.

6.	Conduct an annual evaluation of the performance of the Board and report conclusions to the Board. The report should include an assessment of the Board’s compliance with the principles set forth in the Company’s Corporate Governance Guidelines and identify areas in which the Board could improve its performance.

7.	Develop and recommend to the Board a set of corporate governance principles applicable to the Company to be set forth in the Company’s Corporate Governance Guidelines, and to review those principles at least once a year.

8.	Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Chairman of the Committee or any other member of the Committee designated by the Committee to make this report.

9.	Assist management in the preparation of the disclosure in the Company’s annual proxy statement regarding the operations of the Committee.

10.	Report to the Board on a regular basis, and not less than once per year.

11.	Review and assess the adequacy of this Charter on an annual basis and recommend changes to the Board when necessary.

12.	Review on an annual basis non-employee director compensation and benefits and make recommendations to the Board on appropriate compensation. No member of the Committee will act to fix his or her own compensation except for uniform compensation to directors for their services as such.

13.	Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to (i) the nomination of Board and committee members as well as (ii) other corporate governance matters.

☐         ■
HARRINGTON WEST FINANCIAL GROUP, INC.
REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HARRINGTON
WEST FINANCIAL GROUP, INC. (“COMPANY”), FOR USE AT THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON JUNE 8, 2006 AND AT ANY ADJOURNMENT THEREOF.
     The undersigned being a stockholder of the Company as of April 10, 2006, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Spanish Hills Country Club, 999 Crestview Avenue, Camarillo, California, 93010 on Thursday, June 8, 2006 at 5:00 p.m. local time and at any adjournments of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:
(Continued and to be signed on the reverse side)

■
14475   ■

ANNUAL MEETING OF STOCKHOLDERS OF
HARRINGTON WEST FINANCIAL GROUP, INC.
June 8, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.  â
■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	Proposal to ratify the appointment by the Board of Directors of Crowe Chizek and Company, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.	☐	☐	☐

		Nominees: For a three year term:
☐	FOR ALL NOMINEES	¡	Timothy Hatlestad
		¡	William W. Phillips, Jr.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	William D. Ross		3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

☐	FOR ALL EXCEPT (See instructions below)
SHARES OF THE COMPANY’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS, “FOR” RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

					MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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